STALEY, OKADA & PARTNERS
Chartered Accountants
Suite 400 - 889 West Pender Street
 Vancouver, BC Canada V6C 3B2
                                                                                                                                                                                 Tel 604 694 6070
Fax 604 585 8377
   info@staleyokada.com
www.staleyokada.com
November 13, 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA

Dear Sirs/Mesdames:

RE: Rotoblock Corporation

We have read Item 4.01 of the Form 8-K dated November 13, 2006 of Rotoblock Corporation and are in agreement with the statements contained in Item 4.01.

Yours truly,

/s/ “Staley, Okada & Partners”

STALEY, OKADA & PARTNERS
Chartered Accountants